SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant     X     Filed by a Party other than the Registrant __
Check the appropriate box:
  Preliminary Proxy Statement
  Confidential,for Use of the Commission Only(as permitted by Rule 14a-6(e)(2)) X Definitive Proxy Statement
  Definitive Additional Materials
  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     COMMUNICATION INTELLIGENCE CORPORATION
                (Name of Registrant as Specified In Its Charter)
                                 NOT APPLICABLE
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


X    No fee required.
      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       (1)     Title of each class of securities to which transaction applies:

       (2)     Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction Computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)     Proposed maximum aggregate value of transaction:

       (5)     Total fee paid:

        Fee paid previously with preliminary materials.
        Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        (1) Amount Previously Paid:

        (2)     Form, Schedule or Registration Statement No.:

        (3)     Filing Party:

        (4)     Date Filed:

                     COMMUNICATION INTELLIGENCE CORPORATION
                         275 Shoreline Drive, Suite 500
                        Redwood Shores, California 94065

                                   -----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   -----------

                                  June 12, 2000
                                   -----------

To the Stockholders of Communication Intelligence Corporation:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Communication Intelligence Corporation, a Delaware corporation (the "Company"), will be held at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood Shores, California 94065, on June 12, 2000, at 1:00 p.m. Pacific Time, for the following purposes, all as more fully described in the attached Proxy Statement:

1. To elect five directors to serve until their respective successors are duly elected and qualified.

2. To ratify the appointment of Stonefield Josephson, Inc. as the Company's independent accountants for the year ending December 31, 2000.

3.   To  transact  such other  business as may  properly  come before the Annual
     Meeting.

         The Board of Directors has fixed the close of business on April 19, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote on the matters proposed at, the Annual Meeting and any adjournments or postponements thereof.

                             YOUR VOTE IS IMPORTANT

         EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE PROVIDED SO THAT YOUR SHARES MAY BE VOTED AT THE ANNUAL MEETING. IF YOU EXECUTE A PROXY, YOU STILL MAY ATTEND THE ANNUAL MEETING AND VOTE IN PERSON.

Redwood Shores, California              By Order of the Board of Directors
May 1, 2000

                                        /s/Guido DiGregorio
                                        Guido DiGregorio
                                        President and Chief Executive Officer

                     COMMUNICATION INTELLIGENCE CORPORATION
                         275 Shoreline Drive, Suite 500
                        Redwood Shores, California 94065

                                  -------------

                                 PROXY STATEMENT
                                  -------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  -------------

                                  INTRODUCTION

         This Proxy Statement and the accompanying proxy is being furnished to stockholders of Communication Intelligence Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for the Company's Annual Meeting of Stockholders to be held at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood Shores, California 94065, on June 12, 2000, at 1:00 p.m. Pacific Time, and any and all adjournments or postponements thereof (the "Annual Meeting").

         At the Annual Meeting, stockholders of the Company as of the close of business on April 19, 2000 (the "Record Date") will be asked to consider and vote upon the following: (i) the election of five directors to serve until their respective successors are duly elected and qualified (Proposal 1); and (ii) the ratification of the appointment of Stonefield Josephson, Inc. as the Company's independent accountants for the year ending December 31, 2000 (Proposal 2). This Proxy Statement and the accompanying proxy, together with a copy of the Company's Annual Report to Stockholders, are first being mailed or delivered to stockholders of the Company on or about May 1, 2000.

         Representatives of Stonefield Josephson, Inc., are expected to be present at the Annual Meeting and will be given the opportunity to address the stockholders if they so desire and will be available to respond to appropriate questions.

     WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING, YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO SIGN AND RETURN THE PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. SHARES CAN BE VOTED AT THE ANNUAL MEETING ONLY IF THE HOLDER IS REPRESENTED BY PROXY OR IS PRESENT.

                                VOTING SECURITIES

         As of April 19, 2000 (the "Record Date"), 84,455,178 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), were issued and outstanding. Each holder of outstanding shares of Common Stock as of the Record Date is entitled to one vote per share on all matters to come before the Annual Meeting. Only holders of record of Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.

         Approval of Proposal 1 to elect five directors requires the affirmative vote of holders representing a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting. Approval of Proposal 2 to ratify the appointment of Stonefield Josephson, Inc. as the Company's independent accountants for the year ending December 31, 2000 requires the affirmative vote of holders representing a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting.

         Each enclosed proxy provides that a stockholder who holds shares of the Company's Common Stock as of the Record Date may specify that his or her shares of that class be voted "for," "against" or "abstain" from voting with respect to each of the proposals presented at the Annual Meeting. If an enclosed proxy is properly executed, duly returned to the Company in time for the Annual Meeting and not revoked, your shares will be voted in accordance with the instructions contained thereon. Where a signed proxy is returned and no specific instructions are indicated, your shares represented thereby will be voted FOR each of the proposals.

         Proxies marked as abstaining will be treated as present for the purpose of determining whether there is a quorum for the Annual Meeting, but will not be counted as voting on any matter as to which abstinence is indicated. Thus, an abstaining vote in the election of directors will have no legal effect on the outcome, however, an abstention as to any other matter will have the same legal effect as a vote against such matter. Proxies returned by brokers as "non-votes" on behalf of shares held in street name because discretion has been withheld as to one or more matters on the agenda for the Annual Meeting will not be treated as present for purposes of determining whether there is a quorum for the Annual Meeting unless the broker is given discretion to vote on at least one matter on the agenda.

         Any stockholder who executes and returns a proxy may revoke it in writing at any time before it is voted at the Annual Meeting by: (i) filing with the Secretary of the Company, at the above address, written notice of such revocation bearing a later date than the proxy or a subsequent proxy relating to the same shares; or (ii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy).

         Each enclosed proxy gives discretionary authority to the persons named therein with respect to any amendments or modifications of the Company proposals and any other matters that may be properly proposed at the Annual Meeting. As of the date hereof, the Company is not aware of any such amendment or modification or other matter to be presented for action at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the proxies solicited hereby will be exercised in accordance with the reasonable judgment of the proxyholders named therein.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as of April 19, 2000 with respect to the beneficial ownership of (i) any person known to be the beneficial owner of more than 5% of any class of voting securities of the Company, (ii) each director and director nominee of the Company, (iii) each of the current executive officers of the Company named in the Summary Compensation Table of this Proxy Statement under the heading "Executive Compensation" and (iv) all directors and executive officers of the Company as a group.


                                                            Common Stock
                                                   -----------------------------
                                                   -----------------------------
     Name of Beneficial Owner                         Number        Percent
                                                     of Shares      of Class

Philip Sassower (1)...........................       2,866,574          3.3%
Guido DiGregorio (2)..........................         650,420          *
C. B. Sung (3)................................         535,420          *
Jeffrey Steiner (4)...........................          75,000          2.1
Jess M. Ravich (5)............................       1,772,318          *
Marjorie Bailey (6)...........................          66,800          *
All directors and executive
 officers as a group (6 persons)..............       5,966,532          7.0

-----------

*        Less than 1%.

(1) The number of shares of Common Stock includes (a) 1,432,873 shares held by Mr. Sassower and (b) 1,433,701 shares held by the Philip S. Sassower 1996 Charitable Remainder Annuity Trust (the "1996 CRAT"), of which Mr. Sassower and his wife are co-trustees. Mr. Sassower may be deemed to beneficially own the shares of Common Stock held by the 1996 CRAT. The business address of Mr. Sassower is Phoenix Enterprises LLC, 135 East 57th Street, 12th Floor, New York, New York 10022. Mr. Sassower is the Chairman of the Board and Secretary of the Company, as well as Chairman of the Executive and Finance Committees of the Company's Board of Directors. See "Certain Relationships and Related Transactions".

(2) The number of shares of Common Stock represents 650,420 shares issuable upon the exercise of stock options that are exercisable within 60 days of April 19, 2000. The number includes only 650,420 of the 1,800,000 shares issuable upon the exercise of stock options granted to Mr. DiGregorio in January 1999. The business address of Mr. DiGregorio is 275 Shoreline Drive, Suite 500, Redwood Shores, California 94065. See "Certain Relationships and Related Transactions".

 (3) The number of shares of Common Stock includes (a) 237,051 shares held by the Sung Family Trust of which Mr. Sung is a trustee, (b) 3,369 shares held by the Sung-Kwok Foundation of which Mr. Sung is the Chairman, and (c) 295,000 shares of Common Stock issuable upon the exercise of stock options or warrants which are exercisable within 60 days of April 19, 2000. Mr. Sung may be deemed to beneficially own the shares held by the Sung Family Trust and the Sung-Kwok Foundation. The business address of Mr. Sung is, UNISON Group, 651 Gateway Boulevard, #880, South San Francisco, California 94080.

(4) The number of shares of Common Stock includes (a) 1,703,786 shares held by the Fairchild Holding Corporation ("Fairchild"), a wholly-owned subsidiary of RHI Holdings, Inc. ("RHI") of which Mr. Steiner is Chairman, CEO and President and (b) 20,000 shares issuable upon the exercise of options which are exercisable within 60 days of April 19, 2000. Mr. Steiner may be deemed to beneficially own the shares held by the Fairchild Holding Corporation. Mr. Steiner's business address is c/o The Fairchild Corporation, P.O. Box 10803, Chantilly, Virginia 20153.

(5) The number of shares of Common Stock includes (a) 1,506,435 shares held by the Ravich Revocable Trust of 1989 (the "Ravich Trust"), of which
         Mr. Ravich is the trustee, (b) 190,883 shares issuable upon the exercise of warrants which are exercisable within 60 days of April 19, 2000 held by the Ravich Trust, and (c) 75,000 shares issuable upon the exercise of options held by Mr. Ravich which are exercisable within 60 days of April 19, 2000. Mr. Ravich is a trustee of the Ravich Trust, and may be deemed to beneficially own the shares held by or issuable to the Ravich Trust. Mr. Ravich's business address is U.S. Bancorp
         Investments, Inc., 11766 Wilshire Blvd., Suite 870, Los Angeles, California 90025.

(6) The number of shares of Common Stock includes only 66,800 of 400,000 shares issuable upon the exercise of stock options granted to Ms. Bailey in November 1999. The 66,800 shares are exercisable within 60 days of April 19, 2000. The business address of Ms. Bailey is 275 Shoreline Drive, Suite 500, Redwood Shores, California 94065.


      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission (the "SEC"). These officers, directors and stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports that are filed with the SEC. Based solely on a review of copies of such forms received by the Company, and written representations received by the Company from certain reporting persons, the Company believes that for the year ended December 31, 1999 all Section 16(a) reports required to be filed by the Company's executive officers, directors and 10% stockholders were filed on a timely basis, except for Jeffrey Steiner's Form 4 for March 1999 which was filed in February 2000.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         The Bylaws of the Company provide that the Board of Directors shall consist of such number of directors, with a minimum of three, as the Board of Directors may determine from time to time. Currently, the Board has determined that the authorized number of directors is five. The five persons listed below are the nominees for election as directors at the Annual Meeting. Each director elected at this Meeting will serve until his successor is duly elected and qualified or his earlier resignation, removal or disqualification.

         Unless otherwise instructed, the proxyholders named in the accompanying proxy will vote the shares represented by proxies received by them for the election of the five nominees to the Board of Directors named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the shares will be voted for the election of any nominee designated by the present Board of Directors. The Company is not aware of any nominee who will be unable or will decline to serve as a director. In the event that additional persons are properly nominated for election as directors, the proxyholders intend to vote all proxies received by them for the election of as many of the nominees listed below as possible. The proxies cannot be voted for a greater number of persons than the number of nominees named.

Director Nominees

         The following table sets forth certain information concerning the nominees:


                                                             Year First Elected
        Name                               Age                  or Appointed

        Guido D. DiGregorio.........       61                       1997
        Jess M. Ravich..............       42                       1998
        Philip S. Sassower..........       60                       1994
        Jeffrey Steiner.............       63                       1998
        C. B. Sung..................       75                       1986

     The business experience of each of the director nominees for at least the past five years includes the following:

     Guido D. DiGregorio was appointed Chief Executive Officer in June 1999 and President in November 1997. From November 1997 to June 1999 he was also the Company's Chief Operating Officer. He was a partner in DH Partners, Inc. (a management consultant) from 1996 to 1997. Prior to that, Mr. DiGregorio was recruited by a number of companies to reverse a trend of financial losses, serving as President and CEO of each of the following companies: Display Technologies, Inc. (a manufacturer of video data monitors) from 1994 to 1996, Superior Engineering Corp. (a producer of factory-built gas fireplaces) from 1991 to 1993, Proxim, Inc. (wireless data communications) from 1989 to 1991, Maxitron Corp. (a manufacturer of computer products) from 1986 to 1989 and Exide Electronics (producer of computer power conditioning products) from 1983 to 1986. From 1966 to 1983, Mr. DiGregorio was employed by General Electric in various management positions, rising to the position of General Manager of an industrial automation business.

     Jess M. Ravich was elected as a director of the Company in June 1998. Mr. Ravich has been the Chairman of the Board and Chief Executive Officer of the U.S. Bancorp Libra division of U.S. Bancorp Investments, Inc. ("USBI"), a securities broker dealer, since January 1999. From June 1991 to January 1999, he was the Chairman and Chief Executive Officer of Libra Investments, Inc. ("Libra"), a securities broker dealer he founded, which merged with USBI in January 1999. Mr. Ravich is also a director of Cherokee, Inc., a licensor and marketer of trademarks and tradenames.

     Philip S. Sassower has been Chairman of the Board and Secretary of the Company since 1998, Chairman of the Company's Executive Committee since 1997, and Chairman of the Finance Committee since 1995. From 1997 to 1998, Mr. Sassower served as Co-Chief Executive Officer of the Company. Mr. Sassower joined the Company's Board of Directors in 1994. Since its founding in 1996, Mr. Sassower has been the CEO of Phoenix Enterprises LLC, a company that assists in restructuring and providing long-term capital to business enterprises. Mr. Sassower was Chairman of the Board of Newpark Resources, Inc. (an oil field and environmental services company) from 1987 to 1996 and was Chairman of the Executive Committee from 1996 to 1997. Mr. Sassower is also a general partner of CIC Standby Ventures, L.P. and Phoenix SeaRex Associates L.P., and was general partner of S&S Newpark Ventures, L.P. and S&S Investments until 1995. Since 1993, he has been the CEO of BP Acquisition, LLC and the individual General Partner or President of the corporate general partner of BP Restaurants L.P. In July 1998, BP Acquisition LLC and BP Restaurants LP filed petitions under Chapter 11 of the United States Bankruptcy Code, and in July 1999 the petitions were dismissed. Since 1997, Mr. Sassower has been a director of SeaRex, Inc. (a developer and operator of lift boats used for drilling in offshore waters), and, since 1999, has served as a director of SeaRex Energy Services, Inc., the parent of SeaRex, Inc. In January 2000, SeaRex, Inc. and SeaRex Energy Services, Inc. filed petitions under Chapter 11 of the United States Bankruptcy Code. After the filing of these petitions, Mr. Sassower became Chairman of the Board and CEO of each of these entities.

     Jeffrey Steiner was elected as a director of the Company in June 1998. He has been Chairman of the Board, Chief Executive Officer and a director of The Fairchild Corporation (a company in the fields of aerospace and high technology) since 1985 and has been President since 1991. He has also served as Chairman of the Board, Chief Executive Officer and President of Banner Aerospace (a distributor and lessor of aircraft parts and engines) since September 1993 and as Chairman, Chief Executive Officer and President of RHI Holdings, Inc. (a holding company of The Fairchild Corporation) since 1988. From July 1992 through December 1993, Mr. Steiner was a Vice Chairman of the Board of Rexnord Corporation. Mr. Steiner was also Vice Chairman of Shared Technologies Fairchild until January 1998, when the Company was acquired by Intermedia Communications, Inc. He currently serves as a director of the Franklin Corporation and the Copley Fund.

     C.B. Sung became a director of the Company in 1986. Mr. Sung has been the Chairman and Chief Executive Officer of Unison Group, Inc. (a multi-national corporation involved in manufacturing, computer systems, international investment and trade) since 1986 and Unison Pacific Corporation since 1976. He has been a member of the Board of Directors of Capital Investment of Hawaii, Inc. (real estate and security investing) since 1985, and serves on the Board of Directors of several private companies.

Other Director Information

         The Company's affairs are managed under the direction of the Board of Directors. Members of the Board receive information concerning the Company's affairs through oral and written reports by management, Board and committee meetings and other means. The Company's directors generally attend Board of Directors meetings, committee meetings and informal meetings with management and others, participate in telephone conversations and have other communications with management and others regarding the Company's affairs.

         Directors of the Company serve until their successors are duly elected and qualified or until their earlier resignation, removal or disqualification. There are no family relationships between the Company's directors and executive officers. For certain relationships between the Company and its directors, see "Certain Relationships and Related Transactions."

Board Committees

         The Company's Board of Directors has five committees as set forth below. The members of each committee are appointed by the Board of Directors.

         Executive Committee. In March 1997, the Board of Directors formed an Executive Committee to provide management with advice on significant matters and to act at times when the full Board of Directors is not immediately available. The members of the Executive Committee are Guido DiGregorio, Philip S. Sassower and C.B.
Sung.

     Audit Committee. The Audit Committee generally reviews the scope and results of the audit by the Company's independent auditors and reviews the Company's procedures for establishing and monitoring internal accounting controls. The Audit Committee does not have a charter. The members of the Audit Committee are Philip S. Sassower, C. B. Sung and Jeffrey Steiner. According to the National Association of Securities Dealers' listing standards definition of "independence", Messrs. Steiner and Sung are independent members of the Audit Committee. Mr. Sassower, who is a part-time employee of the Company, is not considered independent, but the Board believes that his participation on the Audit Committee is in the best interest of the Company.

     Finance Committee. The Finance Committee develops strategies for the financing and development of the Company and monitors and evaluates progress toward established objectives. The members of the Finance Committee are Jess Ravich, Philip S. Sassower and Jeffrey Steiner.

     Compensation Committee. The Compensation Committee generally reviews compensation matters with respect to executive and senior management arrangements. The members of the Compensation Committee are Philip S. Sassower and Jeffrey Steiner.

     Stock  Option  Committee.   The  Stock  Option  Committee  administers  the
Company's stock option plans. The members of the Stock Option Committee are Philip S. Sassower and Jeffrey Steiner.

     The Board of Directors does not have a standing nominating committee.

Board and Committee Meetings

         During 1999, the Board of Directors held four formal meetings and also acted by unanimous written consent on six occasions. The Committees held meetings jointly with the formal Board meetings. For the year ended December 31, 1999, each incumbent director participated in at least 75% of the total number of formal meetings of the Board and each Committee on which he served, except Jeffrey Steiner who attended approximately 25% of the formal meetings.

Director Compensation

         For their services as directors of the Company, all non-employee directors receive a fee of $1,000 for each Board of Directors meeting attended and all directors are reimbursed for all reasonable out-of-pocket expenses incurred in connection with attending such meetings. Directors are also eligible to receive stock options. In January 1999, Philip Sassower, and Guido DiGregorio were granted options to purchase 1,602,000 and 1,800,000 shares of Common Stock at an exercise price of $0.75, which options will expire on January 12, 2006. In January 1999, Jess M. Ravich, Jeffrey Steiner and C. B. Sung were granted options to purchase 20,000, 20,000 and 10,000 shares of Common Stock at an exercise price of $1.03, which options expire on January 27, 2006. In June 1999, Jess M. Ravich, Jeffrey Steiner and C. B. Sung were each granted options to purchase 25,000 shares of Common Stock at an exercise price of $1.19, which options expire on June 7, 2006.

Required Affirmative Vote

         APPROVAL OF PROPOSAL 1 TO ELECT FIVE DIRECTORS REQUIRES THE AFFIRMATIVE VOTE OF A PLURALITY OF THE SHARES REPRESENTED IN PERSON OR BY PROXY AT THE ANNUAL MEETING. THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES NAMED HEREIN.

                               EXECUTIVE OFFICERS

         The following table sets forth, as of April 19, 2000, the name and age of each executive officer of the Company, and all positions and offices of the Company presently held by each of them.

                                                                      Year First
                                                                       Elected
Name                 Age        Positions Currently Held            or Appointed
----                 ---        ------------------------            ------------
Guido D. DiGregorio  61     President, Chief Executive Officer           1999
                            President, Chief Operating Officer           1997
Philip S. Sassower   60     Chairman of the Board, Secretary             1998
                            Chairman of the Executive Committee          1997
                            Chairman of the Finance Committee            1995
Marjorie Bailey      42     Chief Financial Officer                      1999

     The business experience of each of the executive officers for at least the past five years includes the following:

     Guido DiGregorio was appointed Chief Executive Officer in June 1999 and President in November 1997. From November 1997 to June 1999 he was also the Company's Chief Operating Office. He was a partner in DH Partners, Inc. (a management consultant) from 1996 to 1997. Prior to that, Mr. DiGregorio was recruited by a number of companies to reverse a trend of financial losses, serving as President and CEO of each of the following companies: Display Technologies, Inc. (a manufacturer of video data monitors) from 1994 to 1996, Superior Engineering Corp. (a producer of factory-built gas fireplaces) from 1991 to 1993, Proxim, Inc. (wireless data communications) from 1989 to 1991, Maxitron Corp. (a manufacturer of computer products) from 1986 to 1989 and Exide Electronics (producer of computer power conditioning products) from 1983 to 1986. From 1966 to 1983, Mr. DiGregorio was employed by General Electric in various management positions, rising to the position of General Manager of an industrial automation business.

     Philip S. Sassower has been Chairman of the Board and Secretary of the Company since 1998, Chairman of the Company's Executive Committee since 1997, and Chairman of the Finance Committee since 1995. From 1997 to 1998, Mr. Sassower served as Co-Chief Executive Officer of the Company. Mr. Sassower joined the Company's Board of Directors in 1994. Since its founding in 1996, Mr. Sassower has been the CEO of Phoenix Enterprises LLC, a company that assists in restructuring and providing long-term capital to business enterprises. Mr. Sassower was Chairman of the Board of Newpark Resources, Inc. (an oil field and environmental services company) from 1987 to 1996 and was Chairman of the Executive Committee from 1996 to 1997. Mr. Sassower is also a general partner of CIC Standby Ventures, L.P. and Phoenix SeaRex Associates L.P., and was general partner of S&S Newpark Ventures, L.P. and S&S Investments until 1995. Since 1993, he has been the CEO of BP Acquisition, LLC and the individual General Partner or President of the corporate general partner of BP Restaurants L.P. In July 1998, BP Acquisition LLC and BP Restaurants LP filed petitions under Chapter 11 of the United States Bankruptcy Code, and in July 1999 the petitions were dismissed. Since 1997, Mr. Sassower has been a director of SeaRex, Inc. (a developer and operator of lift boats used for drilling in offshore waters), and, since 1999, has served as a director of SeaRex Energy Services, Inc., the parent of SeaRex, Inc. In January 2000, SeaRex, Inc. and SeaRex Energy Services, Inc. filed petitions under Chapter 11 of the United States Bankruptcy Code. After the filing of these petitions, Mr. Sassower became Chairman of the Board and CEO of each of these entities.

     Marjorie L. Bailey has been Chief Financial Officer of the Company since December 1999. Prior to joining CIC, Ms. Bailey served as Chief Financial Officer of J. J's Mae, Inc. an apparel manufacturer from 1997 to 1999. Prior to that, Ms. Bailey was with the accounting firm of Stonefield Josephson, Inc. from 1990 to 1997 most recently as an audit manager. Ms. Bailey is an instructor in the graduate program at Dominican College of San Rafel since 1997 and Ms. Bailey also served as the Co-President of the League of Women Voters of San Francisco from 1997 to 1999. Ms. Bailey is a graduate of San Jose State University and a Certified Public Accountant in the State of California.

                             EXECUTIVE COMPENSATION

         The following table sets forth compensation awarded to, earned by or paid to the Company's President, regardless of the amount of compensation, and each executive officer of the Company serving as of December 31, 1999 whose total annual salary and bonus for 1999 exceeded $100,000 (collectively, the "Named Executive Officers").

                           Summary Compensation Table

                                                                      Long-Term
                                        Annual Compensation         Compensation
                                        -------------------         ------------
                                                                     Securities
                                                    Other Annual     Underlying
Name and Principal Position   Year      Salary      Compensation       Options
---------------------------   ----      ------      ------------       -------
Guido DiGregorio............  1999  $   180,000         -           1,800,000
   President and
   Chief Executive Officer    1998      180,000         -             600,000(2)
                              1997       22,375(1)      -                   -
Philip S. Sassower..........  1999  $   150,000(3)      -           1,600,000
   Chairman of the Board
   and Secretary              1998      150,000(3)      -              15,000(4)
                              1997      150,000(3)      -                   -

-----------

(1) Mr. DiGregorio was appointed as the Company's President and Chief Operating Officer in November 1997.

(2) Mr. DiGregorio surrendered these options on January 12, 1999 when he received a new grant of 1,800,000 options.

(3) Represents the amount paid to Phoenix Enterprises, LLC ("Phoenix"), which is 100% owned by Mr. Sassower, or Mr. Sassower individually. For the year ending December 31, 1999, $75,000 was paid to Phoenix and $75,000 to Mr. Sassower for services rendered to the Company.

(4) Mr. Sassower received these options in his capacity as a director of the Company.

                              Option Grants in 1999

     The following table sets forth certain information concerning the grant of stock options in 1999 to the Named Executive Officers.

                            Percentage
                                of                        Potential Realizable
                              Total                         Value at Assumed
                              Options                 Annual Rates of Stock Price
                            Granted to                  Appreciation for Option
                    Options  Employees   Exer.  Expir.           Term (1)
         Name       Granted   in 1999    Price  Date          5%        10%
         ----       -------   -------    -----  ----          ---       ---
Guido DiGregorio....1,800,000    17%    $ .75   01/12/06   $1,755,000 $2,160,000
Philip S. Sassower..1,602,000    15%    $ .75   01/12/06   $1,561,950 $1,922,400

-----------

(1) On January 12, 1999 (the date of grant), the closing sale price of the Common Stock on the Nasdaq SmallCap Market was $.75 per share. Assumes that such closing price of the Common Stock appreciates in value from the date of grant to the end of the option term at the annualized rates of 5% and 10%, respectively.


          Aggregate Option Exercises in 1999 and Year-End Option Values

     The following table sets forth certain information concerning the Named Executive Officers with respect to the exercise of options in 1999, the number of shares covered by exercisable and unexercisable stock options at December 31, 1999 and the aggregate value of exercisable and unexercisable "in-the-money" options at December 31, 1999.

                                         Number of
                                         Securities           Value of
                                         Underlying           Unexercised
                                         Unexercised          In-The-Money
                                         Options at           Options
                      Shares             Fiscal               at Fiscal
                     Acquired            Year-End             Year-End(1)
                        On        Value  Exercisable(E)/      Exercisable(E)/
Name                 Exercise   Realized Unexercisable(U)     Unexercisable(U)
----                 --------   -------- ----------------     ----------------
Guido DiGregorio....     -          -        450,540(E)       $  3,379,050(E)
                                           1,349,460(U)         10,120,950(U)
Philip S. Sassower..     -          -        590,980(E)       $  4,443,705(E)
                                           1,201,020(U)(2)       9,007,650(U)(2)

-----------

(1) Determined by using the difference between the closing sale price of the Common Stock on the Nasdaq SmallCap Market as of December 31, 1999 ($ ) and the exercise price of such options.

(2) On March 27, 1999, Mr. Sassower exercised options to purchase an aggregate of 724,427 shares, and on April 17, 2000, Mr. Sassower exercised options to purchase an aggregate of 133, 446 shares.

1999 Stock Option Plan

         The Company's 1999 Plan provides for the granting to the Company's directors and employees of non-transferable incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-transferable non-statutory stock options ("Non-Qualified Options"). A total of 2,000,000 shares of Common Stock are authorized for issuance under the 1999 Plan. As of April 19, 2000, options to purchase an aggregate 520,000 shares of Common Stock were outstanding and 1,480,000 shares remain available for future grants. Unless terminated sooner, the 1999 Plan will terminate in June 2009.

         The 1999 Plan may be administered by the Board of Directors or a stock option committee of the Board (the "Committee"). The Board or any such Committee has the authority to determine the terms of the options granted, including the exercise price, number of shares subject to each option, vesting provisions, if any, and the form of consideration payable upon exercise. The exercise price of Incentive Options must be the fair market value of the Common Stock valued at the date of grant and the exercise price on Non-Qualified Options must be at least 85% of the fair market value of the Common Stock valued at the date of grant. The expiration date of Options is determined by the Committee, but Options cannot expire later than ten years from the date of grant, and in the case of Incentive Options granted to 10% stockholders, cannot expire later than five years from the date of grant. Options have typically been granted with an expiration date seven years after the date of grant.

         If an employee to whom an award has been granted under the 1999 Option Plan dies while providing services to the Company, retires from employment with the Company after attaining his retirement date, or terminates employment with the Company as a result of permanent and total disability, the restrictions then applicable to such award shall continue as if the employee had not terminated employment and such award shall thereafter be exercisable, in whole or in part by the person to whom it was granted (or by his duly appointed, qualified, and acting personal representative, his estate, or by a person who acquired the right to exercise such option by bequest or inheritance from the grantee), in the manner set forth in the award, at any time within the remaining term of such award. Except as provided in the preceding paragraph, generally if a person to whom an option has been granted under the 1999 Plan ceases to be an employee of the Company, such option shall continue to be exercisable to the same extent that it was exercisable on the last day on which such person was an employee for a period of 90 days thereafter, or for such longer period as may be determined by the Committee, whereupon such option shall terminate and shall not thereafter be exercisable.

         The Board has the authority to amend or terminate the 1999 Plan, provided that such action does not impair the rights of any optionee under any option previously granted under the 1999 Option Plan, without the consent of such optionee.


1994 Stock Option Plan

         The Company's 1994 Plan provides for the granting to the Company's directors and employees of non-transferable incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-transferable nonstatutory stock options ("Non-Qualified Options"). A total of 6,000,000 shares of Common Stock are authorized for issuance under the 1994 Plan. As of April 19, 2000, options to purchase an aggregate 2,301,423 shares of Common Stock were outstanding and 25,593 shares remain available for future grants. Unless terminated sooner, the 1994 Plan will terminate in November 2004.

         The 1994 Plan may be administered by the Board of Directors or a stock option committee of the Board (the "Committee"). The Board or any such Committee has the authority to determine the terms of the options granted, including the exercise price, number of shares subject to each option, vesting provisions, if any, and the form of consideration payable upon exercise. The exercise price of Incentive Options must be the fair market value of the Common Stock valued at the date of grant and the exercise price on Non-Qualified Options must be at least 85% of the fair market value of the Common Stock valued at the date of grant. The expiration date of Options is determined by the Committee, but Options cannot expire later than ten years from the date of grant, and in the case of Incentive Options granted to 10% stockholders, cannot expire later than five years from the date of grant. Options have typically been granted with an expiration date seven years after the date of grant.

         If an employee to whom an award has been granted under the 1994 Option Plan dies while providing services to the Company, retires from employment with the Company after attaining his retirement date, or terminates employment with the Company as a result of permanent and total disability, the restrictions then applicable to such award shall continue as if the employee had not terminated employment and such award shall thereafter be exercisable, in whole or in part by the person to whom it was granted (or by his duly appointed, qualified, and acting personal representative, his estate, or by a person who acquired the right to exercise such option by bequest or inheritance from the grantee), in the manner set forth in the award, at any time within the remaining term of such award. Except as provided in the preceding paragraph, generally if a person to whom an option has been granted under the 1994 Plan ceases to be an employee of the Company, such option shall continue to be exercisable to the same extent that it was exercisable on the last day on which such person was an employee for a period of 30 days thereafter, or for such longer period as may be determined by the Committee, whereupon such option shall terminate and shall not thereafter be exercisable.

         The Board has the authority to amend or terminate the 1994 Plan, provided that such action does not impair the rights of any optionee under any option previously granted under the 1994 Option Plan, without the consent of such optionee.

1991 Option Plans

         The Company has two other stock option plans (the 1991 Stock Option Plan and the 1991 Nondiscretionary Plan (the "1991 Options Plans")). Incentive and nonqualified options under the 1991 Option Plans may be granted to employees, officers, and consultants of the Company. As amended, there are 2,050,000 shares of Common Stock authorized for issuance under these plans. For the year ended December 31, 1999, the Company granted options to purchase 297,000 shares of Common Stock under the 1991 Stock Option Plan.


                 COMPENSATION AND STOCK OPTION COMMITTEE REPORT

         The Compensation Committee and Stock Option Committee have provided the following Report.

         Compensation Philosophy and Objectives. The Committees' compensation philosophy is based upon the belief that the success of the Company results from the coordinated efforts of all employees working as a team to achieve objectives of providing superior products and services to the Company's customers and maximizing the Company's value for the benefit of its stockholders.

         The Company's compensation programs are designed to attract, retain and reward personnel whose individual and team performance contributes significantly to the short and long-term objectives of the Company. The Company's executive compensation programs are guided by the following principles, which may also be considered in making compensation decisions for employees:

               To  ensure   competitiveness,   the  Company  monitors   industry
               standards  and   considers   this   information   when  it  makes
               compensation decisions.

               The compensation of executive officers is affected by individual, team and overall Company performance. Overall Company performance is based upon achievement of strategic and operating goals. Such factors include revenues generated, technology validations, timely product introductions, capturing market share and preservation of and increases in stockholder value. Individual and team performance is considered to the extent of whether departmental goals are achieved within the time and budget constraints of Company operating plans. Additionally, individual performance is measured, in part, against the extent to which an individual executive officer is able to foster team spirit and loyalty and minimize employee turnover.

         Methods of Compensation. The key elements of the Company's executive compensation program consist primarily of base salary and stock options. Base salary for the Company's executive officers is generally determined by performance, the combined base salary and annual bonus for competitive positions in the industry and general market and Company conditions. Currently, the Company does not have an annual bonus plan. The Committees believe that the use of stock options as a means of compensation provide an incentive for executives and align their interests with those of the stockholders. All employees are eligible to receive stock options under the Company's stock option plans. Options are granted upon recommendations by management.

         President and Chief Executive Officer's Compensation. Mr. Guido DiGregorio, the Chief Executive Officer and President of the Company, was appointed to the Presidency by the Board of Directors in November 1997 and to the office of Chief Executive Officer in June 1999. His 1999 compensation was determined after consideration of, among other things, the principles and factors used in the determination of compensation for other executive officers of the Company and objectives established by the Board. Mr. DiGregorio currently receives an annual salary of $180,000. In January 1999, Mr. DiGregorio received options to purchase 1,800,000 shares of Common Stock at an exercise price of $.75 per share in connection with a Company wide grant of options. The Company does not currently have an employment agreement with Mr. DiGregorio.

COMPENSATION COMMITTEE                          STOCK OPTION COMMITTEE

Philip S. Sassower                              Philip S. Sassower
Jeffrey Steiner                                 Jeffrey Steiner


Compensation Committee Interlocks and Insider Participation

         In June 1998, Philip S. Sassower, who serves as a member of the Company's Compensation and Stock Option Committees, was appointed as the Company's Chairman of the Board and Secretary. For the year ended December 31, 1999, Phoenix, which is 100% owned by Mr. Sassower, received $75,000 in fees and was reimbursed for office expenses from the Company for consulting services and Mr. Sassower received $75,000 in compensation from the Company. See "Certain Relationships and Related Transactions." No other executive officer is a member of the Compensation or Stock Option Committees.

Audit Committee Report


In the past year, the Audit Committee has, among other activities:

1. Reviewed and discussed the Company's 1999 audited financial statements with the Company's management;

2. Discussed with the independent auditors, Stonefield Josephson, Inc., the matters required to be discussed by the American Institute of Certified Public Accountants Auditing Standards Board Statement on Auditing Standards No. 61 ("Communication with Audit Committees") which includes, among other items, matters related to the conduct of the audit of the Company's financial statement; and

3. Received written disclosures and the letter from the independent auditors required by International Standards Board Standard No.1 ("Independent Discussions with Audit Committees") and has discussed with the auditors the auditors' independence from the Company.

Based on review and discussion of the Company's 1999 audited financial statements with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements for the fiscal year ended December 31, 1999 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

                                            The Audit Committee
                                            Of the Board of Directors

                                            Philip S. Sassower
                                            C. B. Sung
                                            Jeffrey Steiner

                                PERFORMANCE GRAPH

         The Securities and Exchange Commission requires the Company to include in this Proxy Statement a graph comparing the Company's cumulative five-year return on its Common Stock with a broad-based stock index and either a nationally recognized industry index or an index of peer companies selected by the Company. This performance graph compares the cumulative five-year returns on the Common Stock with the Nasdaq Computer and Data Processing Index and the Nasdaq Index. In September 1991, the Common Stock was first listed on the Nasdaq SmallCap Market and in June 1993 it was listed on the Nasdaq National Market. In July 1994, the Common Stock was delisted from Nasdaq and from July 1994 to July 1996, the Common Stock was quoted on the OTC Bulletin Board. In July 1996, the Common Stock was relisted on the Nasdaq SmallCap Market.

                      Comparison of Five-Year Total Return
   The following table was represented as a line graph in the printed proxy.

                          Total Return To Shareholder's
                         (Dividends reinvested monthly)

                                    ANNUAL RETURN PERCENTAGE
                                          Years Ending

Company / Index               Dec95    Dec96      Dec97       Dec98    Dec99
                              -----    -----      -----       -----    -----
COMMUN INTELLIGENCE....       380.00   14.58     -52.29      -42.84    1000.00
NASDAQ US/FOREIGN......        40.36   22.43      22.12       38.28      83.25
NASDAQ COMPUTER &
 DATA PROCESSING.......        52.28   23.42      22.85       78.53     111.36

                                    INDEXED RETURNS
                      Base            Years Ending
                      Period
Company / Index       Dec94   Dec95     Dec96      Dec97      Dec98     Dec99
                      -----   -----     -----      -----      -----     -----
COMMUN INTELLIGENCE...100     480.00    550.00     262.40     150.00    1650.00
NASDAQ US/FOREIGN.....100     140.36    171.84     209.85     290.17     531.74
NASDAQ COMPUTER &
  DATA PROCESSING.....100     152.28    187.95     230.90     412.23     871.27

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In January 1996, the Company retained Mr. Philip Sassower, then a member of the Board of Directors and Chairman of the Finance Committee, as a financial consultant for financial and investor relations matters. Pursuant to such consulting arrangement, Phoenix, a company wholly-owned by Mr. Sassower, was paid an aggregate of $100,000 in 1996 by the Company. In 1997, Mr. Sassower became Chairman of the Company's Executive Committee and Co-Chief Executive Officer of the Company and increased his time commitments to the Company. To compensate Mr. Sassower for his additional time commitments and to reimburse him for certain office expenses, the Company increased the consulting fees to be paid to Phoenix for 1997 to $150,000. In 1998, the office of Co-Chief Executive Officer was abolished and Mr. Sassower became Chairman of the Board of Directors and Secretary. Phoenix was paid a consulting fee of $150,000 during that year. In 1999, $75,000 of the consulting fee was paid to Phoenix and $75,000 was paid to Mr. Sassower, individually.

         On January 12, 1999, for services rendered, the Board of Directors approved non-qualified stock option grants to Mr. Guido DiGregorio and Mr. Philip Sassower to purchase 1,800,000 and 1,602,000 shares of Common Stock, respectively. The option exercise price per share is $0.75 and the options will vest over three years pro rata on a quarterly basis commencing from the date of grant. In connection with this issuance Mr. DiGregorio surrendered the 600,000 options granted to him in 1997.

     On January 27, 1999, the Board of Directors approved non-qualified stock option grants to purchase 20,000 shares of Common Stock to each of Mr. Ravich and Mr. Steiner. In addition, Mr. Sung was granted options to purchase 10,000 shares of Common Stock. These options vest immediately (however, the Company retains a repurchase option) and have a seven-year life. The option price per share is $1.03.


                                   PROPOSAL 2
                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         On December 8, 1999, the Company dismissed PricewaterhouseCoopers LLP as its independent auditors. In connection with the audits for the years ended December 31, 1997 and 1998, and during subsequent periods during 1999, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. The audit reports of PricewaterhouseCoopers LLP on the consolidated financial statements of the Company as of and for the years ended December 31, 1997 and 1998 did not contain any adverse opinion or disclaimer of opinion.

         On December 13, 1999, the Company retained Stonefield Josephson Inc. as its new independent auditors. Prior to the retention of Stonefield Josephson, Inc., neither the Company nor any person on its behalf consulted with Stonefield Josephson, Inc. regarding the application of accounting principles to any transaction or the types of audit opinion that might be rendered on the Company's financial statements.

         The dismissal of PricewaterhouseCoopers LLP and the retention of Stonefield Josephson Inc. were approved by the Board of Directors of the Company. Stockholders are being asked to ratify the retention of Stonefield Josephson as independent accountants for the year ended December 31, 2000.. Representatives of Stonefield Josephson, Inc. are expected to be present at the Annual Meeting and will be given the opportunity to make statements if they so desire and will be available to respond to appropriate questions.

Required Affirmative Vote

         Ratification of the appointment of Stonefield Josephson, Inc. as the Company's independent accountants for the year ending December 31, 2000 requires the affirmative vote of a majority of the Shares represented in person or by proxy at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF STONEFIELD JOSEPHSON, INC. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2000.

                          PROPOSALS OF SECURITY HOLDERS

         A stockholder proposal requested to be presented at the Company's next Annual Meeting of Stockholders must be received by the Company at its principal executive offices, 275 Shoreline Drive, Suite 500, Redwood Shores, California 94065, no later than December 31, 2000. The Board of Directors will review any stockholder proposal received in accordance herewith and will determine whether such proposal is appropriate and satisfies the applicable requirements for inclusion in the Company's proxy statement for its next Annual Meeting of Stockholders.

                             SOLICITATION OF PROXIES

         The Company will bear the cost of the Annual Meeting and the solicitation of proxies related thereto, including the costs relating to printing and mailing the proxy materials. The Company has retained Skinner & Co., a firm specializing in the solicitation of proxies, to assist the Company in the solicitation of proxies at a fee estimated to be approximately $8,000 in the aggregate, including expenses. Directors, officers and employees of the Company may make additional solicitations in person or by telephone in respect to the Meeting without additional expenses to the Company.

                                  OTHER MATTERS

         The Board of Directors knows of no other matter that may be presented for action at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons named as proxies will vote in accordance with their judgment in respect to any such matter.

         Copies of the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, including any amendments thereto, and the notice of annual meeting of stockholders, proxy statement and proxies, are available upon written request, without cost, from the Company's principal executive offices at 275 Shoreline Drive, Suite 500, Redwood Shores, California 94065 (Attention:
Corporate Secretary), Telephone (650) 802-7888.

         Stockholders are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided, regardless of whether or not they expect to attend the Annual Meeting. The prompt return of such proxy or proxies, as the case may be, will assist the Company in preparing for the Annual Meeting. Your cooperation is greatly appreciated.

                          BY ORDER OF THE BOARD OF DIRECTORS

                          /s/Guido DiGregorio
                          Guido DiGregorio, President and Chief Executive Office

May 1, 2000

                                      PROXY

                     COMMUNICATION INTELLIGENCE CORPORATION
                         275 SHORELIND DRIVE, SUITE 500
                        REDWOOD SHORES, CALIFORNIA 94065

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                ANNUAL MEETING OF STOCKHOLDERS ON JUNE 12, 2000.

     The undersigned does hereby appoint Guido DiGregorio and Philip Sassower and each of them as agents and proxies of the undersigned, with full power of substitution, to represent and to vote, as designated below, all the shares of Common Stock of Communication Intelligence Corporation (the Company) held of record by the undersigned on April 19, 2000 (the "Record Date")in connection with the proposals presented at the Company's Annual Meeting of Stockholders to be held on June 12, 2000 at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood Shores, California 94065, or any adjournment or postponement thereof, all as more fully described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement dated May 1, 2000, hereby revoking all proxies heretofore given with respect to such shares.


1.ELECTION OF DIRECTORS:FOR all nominees listed below ___  WITHHOLD AUTHORITY__
  EXCEPT AS MARKED TO THE CON-TRARY BELOW)TO VOTE FOR ALL NOMINEES LISTED BELOW (Instructions: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

GUIDO DiGREGORIO         PHILIP SASSOWER                 CHIEN BOR (C.B.) SUNG
JESS M. RAVICH           JEFFREY STEINER

2. PROPOSAL TO RATIFY THE APPOINTMENT OF STONEFIELD JOSEPHSON,INC. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2000.

 ________ FOR                ________ AGAINST                ________ ABSTAIN

In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the Annual Meeting.

    The undersigned hereby revokes any proxy hertofore given with respect to such shares and confirms all that said proxy, or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposals 1 and 2. The undersigned hereby acknowledges receipt of the Company,s Notice of Annual Meeting of Stockholders to be held on June 12, 2000, the Company's Proxy Statement dated April 30, 2000 (and the accompanying proxy), and the Company's 1999 Annual Report to Stockholders.

Dated ___________________, 2000


                                              _______________________________
                                              (Signature)



                                              _______________________________
                                              (Additional signature, if
                                              held jointly)



                                              _______________________________
                                              (Title, if applicable)

     Please date and sign exactly as your name appears hereon. If your shares are held as joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian or in any similar capacity, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer, giving title. If a partnership, please sign in partnership name by an authorized person

              PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.